Exhibit 10.1.43

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPERATELY WITH THE SECURITIES AND EXCHANGE COMMISSION: [***]

February 1, 2017

Gogo LLC

111 N. Canal St., Ste. 1500

Chicago, Illinois 60606

RE: Third Amended and Restated In Flight Connectivity Services Agreement (the “Pre-Apollo Agreement”) effective as of September 13, 2012, as amended; In Flight Connectivity Services Agreement (the “Apollo Agreement”) effective as of September 14, 2012, as amended; Amended and Restated In Flight Connectivity Services Agreement (the “L-US Agreement”) effective as of March 14, 2012, as amended.

Gentlemen:

Reference is hereby made to the above-referenced agreements (the “Agreements”). This letter agreement (“Letter Agreement”) will acknowledge and evidence that American Airlines, Inc. (“American”) and Gogo LLC (“Gogo”) have agreed, effective as of the date of this letter and for good and valuable consideration:

1.	Promo Codes. Notwithstanding any provision of any of the Agreements to the contrary, until execution of the Unified Inflight Connectivity Hardware, Services and Maintenance Agreement between the parties, American may purchase from Gogo, and Gogo shall provide to American, promotional codes (each of which will enable all passengers on a charter flight to access the Connectivity Services [***]) (“Promo Codes”) for usage by passengers on designated charter flights (“Charter Flights”) operated by American at the price of [***], subject to any expedited service fee described in Section 2 below.

2.	American Obligations. American shall be solely responsible for all charter arrangements on the Charter Flights and expenses incurred in connection therewith. American shall provide Gogo with at least [***] prior written notice for any flight it wishes to designate as a Charter Flight, which notice shall contain the departure date, departure time, city pair and flight number of the applicable Charter Flight (a “Charter Notice”). Gogo will make reasonable efforts to provide Promo Codes (as defined below) for a Charter Notice sent less than [***] before the applicable Charter Flight subject an additional expedited service fee of [***], and the Parties acknowledge that Gogo will not always be capable of providing Promo Codes in a timely fashion for such expedited requests. American shall be solely responsible for providing the Promo Codes to its Charter Flight passengers. American shall notify Charter Flight passengers that the Promo Codes are not to be shared with third parties other than Charter Flight passengers and are to be used only on the applicable Charter Flights. American hereby acknowledges that amounts paid for Charter Flights are not subject to any revenue sharing provisions under the Agreements.

3.	Gogo Obligations. Gogo will ensure that the Portal on the applicable Charter Flight accepts the Promo Codes provided pursuant to this Letter Agreement, and Gogo will make reasonable efforts to supply replacement Promo Codes in the event Promo Codes do not function properly. The Promo Codes represent a limited license to access the Connectivity Services on the Charter Flight(s) covered by the applicable Charter Notice. Gogo is responsible for any and all problems that arise in connection with the use of the Portal or the Promo Codes on Charter Flights. If Connectivity Services are not available on a Charter Flight, American agrees to promptly notify Gogo, and Gogo agrees that American shall not be invoiced or charged for any such Charter Flight.

Privileged and Confidential

4.	Prior and Current Scheduled Charter Flights. The parties agree and acknowledge that Gogo may invoice American for all flights dated before the date of this Letter Agreement at any time after execution of this Letter Agreement but shall not invoice American for any flights dated after the date of this Letter Agreement until after such flights have occurred.

5.	Governing Agreement. Except as set forth in the preceding sentence, the purchase/provision and use of any such Promo Code shall be subject to and governed by the terms of the applicable Agreement covering the aircraft used for the Charter Flight.

Except as modified by this Letter Agreement, the Agreements shall continue in full force and effect. In the event of any inconsistency between this Letter Agreement and the Agreements, this Letter Agreement shall control.

If the foregoing accurately reflects our agreement, please evidence and acknowledge such fact by signing two copies of this letter in the space provided and returning both copies to Debanjan Ghosh, who shall obtain the appropriate signature on behalf of American and return a fully signed copy to you. All capitalized terms used herein without definition shall have the respective meanings therefor specified in the applicable Agreement(s).

Very truly yours,		ACCEPTED AND AGREED:

AMERICAN AIRLINES, INC.		GOGO LLC

By:	/s/ Debanjan Ghosh	By:	/s/ John Happ
Name:	Debanjan Ghosh	Name:	John Happ
Title:	Sr. Commodity Manager Date:	Title:	SVP, Regional President

American Airlines	Confidential

Exhibit A

Prior and Scheduled Charter Flights

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American Airlines	Confidential